Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

•
Generated $34.8 million in cash from operations, up 195% over prior-year period, reflecting disciplined working capital initiatives
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Reduced $19.3 million in total debt, the fifth consecutive quarter of debt reduction; Improved net debt leverage ratio again sequentially down to 2.8x from 3.0x ending 2Q24
•
Delivered net sales of $194.5 million in the quarter, within expected guidance range
•
Expanded gross margin 150 bps with strong operating margin improvement as expected from improved efficiencies and cost adjustments, despite lower net sales
•
Achieved diluted EPS of $0.34 in 3Q24 and diluted Non-GAAP EPS of $0.59, up 209% and 34% respectively over prior-year period
•
Updating 2024 outlook to reflect weaker end market conditions plus hurricane impacts; Remain focused on working capital management, operational efficiencies, cost discipline, and reducing debt

SARASOTA, FL, November 5, 2024 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology, today reported financial results for the third quarter ended September 28, 2024.

“The Helios team delivered solid results in line with our outlook for the quarter while we provided exceptional products, services and solutions to our customers, and drove operational efficiencies with strong cash management. These efforts contributed to the measurable margin expansion in the quarter. Our focus on inventory management helped us reach an inventory level we have not achieved since January 2023. This consistent reduction in inventory, operational efficiencies, and strong cash generation enabled us to reduce debt for the fifth consecutive quarter while we continued to improve our net debt leverage ratio. I believe we are a better, even more financially disciplined business than we were a year ago and expect that to be more evident as market conditions improve,” said Sean Bagan, Interim President, Chief Executive Officer, and Chief Financial Officer of Helios.

“Facing three straight storms, including a direct hit to Sarasota with Hurricane Milton, our team’s strength was tested. Between the storms, we lost over 18 production shifts across our multiple manufacturing facilities in Florida. It has been amazing to watch our global teams come together and show extraordinary support for one another. I saw resilience, dedication, and energy in the Helios team that is driven by a connectedness and engagement more powerful than I have ever witnessed before. Our speed of recovery from these uncontrollable factors has been made possible by the dedicated efforts of our employees, the support of our customers, and the strength of our community. We made excellent progress on many fronts even in the face of natural disasters, increasing softness in market conditions, and higher hydraulic distributor inventory levels. We believe the underlying fundamentals of this business are solid which are reflected through improved profitability metrics even with lower volumes. As the markets strengthen, we will have a more efficient business that can deliver strong earnings power. In the meantime, we must temper our expectations to reflect the current market conditions and operational disruptions. Consequently, we have updated our outlook for the year accordingly,” Mr. Bagan concluded.

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

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Third Quarter 2024 Consolidated Results

	For the Three Months Ended
($ in millions, except per share data) (Unaudited)	September 28, 2024	September 30, 2023	Change		% Change
Net sales	$194.5	$201.4	$(6.9)		(3%)
Gross profit	$60.5	$59.7	$0.8		1%
Gross margin	31.1%	29.6%	150	bps
Operating income	$22.2	$13.8	$8.4		61%
Operating margin	11.4%	6.9%	450	bps
Non-GAAP adjusted operating margin*	16.6%	13.7%	290	bps
Net income	$11.4	$3.5	$7.9		226%
Diluted EPS	$0.34	$0.11	$0.23		209%
Non-GAAP net income*	$19.7	$14.4	$5.3		37%
Diluted Non-GAAP EPS*	$0.59	$0.44	$0.15		34%
Adjusted EBITDA*	$40.6	$35.6	$5.0		14%
Adjusted EBITDA margin*	20.9%	17.7%	320	bps

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Sales

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Changes in Market Mix: Compared with the prior-year period, Electronics segment revenue declined 6% as the Health & Wellness market growth did not fully offset weakness in recreational, industrial, and mobile markets; Hydraulics sales were down 2% primarily reflecting the weakness in the agriculture market. Compared with the second quarter 2024, the Electronics segment declined 12% and the Hydraulics segment revenue declined 11%.
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By Region: sales in Asia Pacific ("APAC”) grew 16% while there was an 11% decline in the Americas and a 3% decline in Europe, the Middle East and Africa (“EMEA”) compared with the year ago period. Compared with the second quarter 2024, APAC declined 5% and Americas declined 12%, and EMEA was down 17%.
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Other Impacts: foreign currency (FX) translation favorably impacted sales by $0.6 million in the third quarter 2024.

Profits and margins

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Gross profit and margin impacts: gross profit increased $0.8 million compared with the year ago period and gross margin expanded 150 basis points as the impact of lower volume was offset by lower material costs, reductions in variable overhead and favorable foreign currency impacts of $0.2. Compared with the second quarter 2024, gross profit declined $10.1 million, or 14%.
•
Selling, engineering and administrative (“SEA”) expenses: SEA declined $7.3 million, or 19% compared with the year ago period reflecting lower payroll and benefit costs and a cost adjustment from lower stock based compensation expense from officer transition.

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•
Amortization of intangible assets: $7.9 million down 4% compared with the year ago period as some intangibles have become fully amortized since the comparable period.

Non-operating items

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Net interest expense: up $0.3 million compared with the year ago period. The year ago period interest expense benefited $1.8 million from a recognized gain on an interest rate swap agreement.
•
Effective tax rate: of 14.2% compared with 30.5% in the year ago period. The year-to-date provision was 20.3% and 23.8% of pretax income for 2024 and 2023, respectively. These effective rates fluctuate relative to the levels of income and different tax rates in effect among the countries in which we sell our products. The change in the comparable prior-year quarter and year-to-date is primarily due to an overall increase in discrete tax benefits driven by the officer transition in July 2024.

Net income, diluted earnings per share (“EPS”), Non-GAAP EPS, and adjusted EBITDA margin

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GAAP net income: grew $7.9 million, or $0.23 per diluted share, compared with the year ago period. Compared with second quarter 2024, net income declined $2.2 million, or $0.07 per diluted share.
•
Diluted Non-GAAP EPS: increased $0.15, or over 34% compared with the year ago period primarily the result of strong cost discipline, operational efficiencies, lower payroll and benefits costs, lower stock based compensation costs, and cost take out measures. Compared with second quarter of 2024, diluted non-GAAP EPS declined $0.05, or 8%.
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Adjusted EBITDA margin: expanded 320 basis points compared with the year ago period reflecting the improvements discussed earlier.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Hydraulics	For the Three Months Ended
($ in millions) (Unaudited)	September 28, 2024	September 30, 2023	Change		% Change
Net Sales
Americas	$52.1	$55.7	$(3.6)		(6%)
EMEA	36.7	38.8	(2.1)		(5%)
APAC	40.6	37.5	3.1		8%
Total Segment Sales	$129.4	$132.0	$(2.6)		(2%)
Gross Profit	$40.9	$41.1	$(0.2)		(0%)
Gross Margin	31.6%	31.1%	50	bps
SEA Expenses	$16.7	$22.7	$(6.0)		(26%)
Operating Income	$24.2	$18.4	$5.8		32%
Operating Margin	18.7%	13.9%	480	bps

Third Quarter 2024 Hydraulics Segment Review

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Sales: higher sales in APAC partially offset the declines in EMEA and Americas, resulting in a 2% year over year decline in segment sales. The decline in sales in the third quarter was primarily driven by softness in the agriculture end market, while industrial and mobile end markets were up compared to the prior year period. FX had a favorable $0.6 million impact on sales. Compared with the second quarter of 2024, sales declined 11% driven on general weakness across all end markets.

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

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Gross profit and margin drivers: modestly lower gross profit was on lower sales while gross margin expanded 50 bps primarily from reduced overhead expenses compared with the year ago period. Compared with the second quarter of 2024, gross profit declined 9% while gross margin expanded 80 bps primarily due to lower material costs.
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Operating income and operating margin: higher operating income of $24.2 million grew 32% and operating margin expanded 480 bps, compared with the year ago period due to the gross margin improvement and lower SEA expenses from lower payroll and benefit costs and the cost adjustment as previously described. Compared with the second quarter 2024, operating income increased 1% and margin expanded 230 basis points.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Electronics	For the Three Months Ended
($ in millions) (Unaudited)	September 28, 2024	September 30, 2023	Change		% Change
Net Sales
Americas	$50.9	$59.4	$(8.5)		(14%)
EMEA	6.5	5.7	0.8		14%
APAC	7.7	4.3	3.4		79%
Total Segment Sales	$65.1	$69.4	$(4.3)		(6%)
Gross Profit	$19.6	$18.6	$1.0		5%
Gross Margin	30.1%	26.8%	330	bps
SEA Expenses	$12.8	$14.4	$(1.6)		(11%)
Operating Income	$6.8	$4.2	$2.6		62%
Operating Margin	10.4%	6.1%	430	bps

Third Quarter 2024 Electronics Segment Review

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Sales: increased demand in APAC and EMEA helped to partially offset the decline in the Americas resulting in a 6% year over year decline in segment sales. Higher sales in health and wellness partially offset continued softness in recreational, industrial, and mobile end markets compared with the year ago period. Compared with the second quarter of 2024, sales were down 12% primarily due to normal patterns in health and wellness and continued weakness across other end markets.
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Gross profit and margin drivers: gross profit increased 5% as lower volume was offset by a decrease in material costs. Margin expansion of 330 bps compared with the year ago period as lower material costs partially offset the impact of a higher mix of revenue in products with a lower margin profile and slightly lower leverage of fixed costs. Compared with the second quarter of 2024, gross profit declined $6.1 million and gross margin contracted 450 bps primarily due to lower volumes and lower leverage of fixed costs.
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Operating income and operating margin: the growth in operating income of 62% and expansion of operating margin of 430 bps, compared with the year ago period due to the improvement in gross margin and lower SEA expenses from lower payroll and benefit costs and the cost adjustment as previously described. Compared with the second quarter of 2024, operating income declined $3.5 million or 34% and margin contracted 350 bps driven primarily by leverage from lower sales volume.

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

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Strengthening Cash Flow, Balance Sheet and Financial Flexibility

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Net cash provided by operations: Generated $34.8 million in the third quarter 2024, up 195% compared with $11.8 million in the year ago period.
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Continued debt reduction: total debt at quarter-end was $483.4 million down 11% from $544.5 million at September 30, 2023 and down 4% sequentially.
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Cash and cash equivalents: as of September 28, 2024, were $46.7 million, up 4% sequentially from the second quarter 2024 and up 33% compared with the year ago period.
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Inventory: continued to decline to $199.2 million, down $7.1 million or 3%, from the second quarter of 2024 and down 7%, or $15.9 million, from the end of 2023. The continued decline in inventory levels reflects disciplined financial management with the intent to accelerate cash conversion rates.
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Net debt-to-adjusted EBITDA leverage ratio: improved to 2.8x at quarter end compared with 3.0x at the end of the second quarter 2024. At the end of the third quarter 2024, the Company had $325.3 million available on its revolving lines of credit.
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Capital expenditures: were $6.0 million in the third quarter 2024, or 3.0% of sales and relatively flat with the year ago period.
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Dividends: Paid 111th consecutive quarterly cash dividend of $0.09 per share on October 21, 2024, a history of over 27 consecutive years of dividends.

Updating Full Year 2024 Outlook:

Mr. Bagan continued, “While our third quarter results were within our expected range, the impact of growing distributor inventory levels and weakening end markets combined with 18 lost manufacturing shifts from three hurricanes, we are judiciously updating our outlook for the remainder of the year. Despite lower full year sales volumes compared with last year, the midpoint of our range implies a steady adjusted EBITDA margin. We remain focused on protecting our margins through operational efficiencies and disciplined cost control. We have made good progress in working capital management and debt repayment year to date and expect to have continued opportunities for improvement there. Over the last few years, we have diversified our customer base as well as end markets which should benefit us, especially as markets recover.”

The following provides the Company’s expectations for 2024 as of November 5, 2024. This assumes constant currency, using quarter end rates, and that markets served are not further impacted by the macroeconomic or the geopolitical environment.

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	2023 Actual	Previous 2024 Outlook	Updated 2024 Outlook
Total net sales	$835.6 million	$825 - $840 million	$800 - $805 million
Net income	$37.5 million	$45 - $52 million	$40 - $42 million
Adjusted EBITDA	$161.4 million	$161 - $176 million	$152 - $158 million
Adjusted EBITDA margin	19.3%	19.5% - 21.0%	19.0% - 19.6%
Interest expense	$31.2 million	$33.5 - $34.5 million	$33.5 - $34.0 million
Effective tax rate	24%	21% - 23%	20% - 21%
Depreciation	$30.2 million	$31.5 - $32.5 million	$31.5 - $32.0 million
Amortization	$33.6 million	$32.5 - $33.5 million	$33.0 - $33.5 million
Capital expenditures % net sales	4%	3.5% - 4.0%	3.5% - 3.7%
Diluted EPS	$1.14	$1.35 - $1.55	$1.15 - $1.25
Diluted Non-GAAP EPS	$2.34	$2.25 - $2.45	$2.10 - $2.20

Forward-looking adjusted EBITDA, adjusted EBITDA margin and diluted Non-GAAP EPS represent Non-GAAP financial measures. The Company has presented the comparable GAAP figures in the table above. See comments on reconciliation of forward-looking non-GAAP financial measures in the Forward-Looking Information included in this release describing the safe harbor provided within the meaning of Section 21E of the Securities Exchange Act of 1934.

Webcast

The Company will host a conference call and webcast tomorrow, Wednesday, November 6, 2024, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through Friday, November 20, 2024. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13748511. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Centers of Excellence; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the Company’s ability to declare and pay dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of our business and the standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,”

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“intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) risks related to the Company’s previous investigation of its former CEO and the related management transition that is in process (ii) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (iii) supply chain disruption and the potential inability to procure goods; (iv) conditions in the capital markets, including the interest rate environment and the availability of capital on terms acceptable to us, or at all; (v) global and regional economic and political conditions, including inflation (or hyperinflation) exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (vi) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (vii) risks related to health epidemics, pandemics and similar outbreaks, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (viii) risks from acute events like hurricanes, floods, tornadoes, and wildfires, as well as chronic risks from longer-term weather patterns like drought, sea level rise, and higher temperatures; (ix) risks related to our international operations, including the potential impact of the ongoing conflict in Ukraine and the Middle East; (x) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (xi) stakeholders, including regulators, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 30, 2023 filed with the Securities and Exchange Commission (SEC) on February 27, 2024 as well as any subsequent filings with the SEC.

Helios has presented non-GAAP measures including adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, and adjusted net income per diluted share and sales in constant currency. Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted net income per diluted share. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2024 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

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For more information, contact:
Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Alliance Advisors IR
(716) 843-3908
dpawlowski@allianceadvisors.com

Financial Tables Follow:

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HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 28,	September 30,		September 28,	September 30,
	2024	2023	% Change	2024	2023	% Change

Net sales	$194.5	$201.4	(3)%	$626.4	$642.2	(2)%
Cost of sales	134.0	141.7	(5)%	428.1	435.7	(2)%
Gross profit	60.5	59.7	1%	198.3	206.5	(4)%
Gross margin	31.1%	29.6%		31.7%	32.2%

Selling, engineering and administrative expenses	30.4	37.7	(19)%	106.2	113.8	(7)%
Amortization of intangible assets	7.9	8.2	(4)%	23.6	24.7	(4)%
Operating income	22.2	13.8	61%	68.5	68.0	1%
Operating margin	11.4%	6.9%		10.9%	10.6%

Interest expense, net	9.0	8.7	3%	25.7	22.6	14%
Foreign currency transaction loss, net	0.1	0.1	-%	0.5	0.6	(17)%
Other non-operating (income) expense, net	(0.2)	-	-%	(0.6)	-	-%
Income before income taxes	13.3	5.0	166%	42.9	44.8	(4)%
Income tax provision	1.9	1.5	27%	8.7	10.7	(19)%
Net income	$11.4	$3.5	226%	$34.2	$34.1	0%

Net income per share:
Basic	$0.34	$0.11	209%	$1.03	$1.04	(1)%
Diluted	$0.34	$0.11	209%	$1.03	$1.04	(1)%

Weighted average shares outstanding:
Basic	33.2	33.0		33.2	32.8
Diluted	33.2	33.1		33.2	33.0

Dividends declared per share	$0.09	$0.09		$0.27	$0.27

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HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	September 28, 2024	December 30, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$46.7	$32.4
Accounts receivable, net of allowance for
credit losses of $2.5 and $2.1	120.8	114.8
Inventories, net	199.2	215.1
Income taxes receivable	10.9	11.3
Other current assets	28.3	23.1
Total current assets	405.9	396.7
Property, plant and equipment, net	223.7	227.9
Deferred income taxes	1.8	1.7
Goodwill	517.0	514.0
Other intangible assets, net	404.5	426.4
Other assets	18.8	23.7
Total assets	$1,571.7	$1,590.4
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$56.9	$70.3
Accrued compensation and benefits	23.4	19.4
Other accrued expenses and current liabilities	28.5	27.0
Current portion of long-term non-revolving debt, net	17.6	23.2
Dividends payable	3.0	3.0
Income taxes payable	4.6	2.0
Total current liabilities	134.0	144.9
Revolving lines of credit	174.5	199.8
Long-term non-revolving debt, net	287.9	298.3
Deferred income taxes	56.7	57.1
Other noncurrent liabilities	33.1	35.7
Total liabilities	686.2	735.8
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized,
33.2 and 33.1 shares issued and outstanding	-	-
Capital in excess of par value	436.0	434.4
Retained earnings	500.8	475.6
Accumulated other comprehensive loss	(51.3)	(55.4)
Total shareholders’ equity	885.5	854.6
Total liabilities and shareholders’ equity	$1,571.7	$1,590.4

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HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Nine Months Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$34.2	$34.1
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	47.8	47.7
Stock-based compensation expense	2.5	9.2
Amortization of debt issuance costs	0.9	0.5
Benefit for deferred income taxes	(2.1)	(3.1)
Forward contract losses, net	-	0.1
Other, net	1.1	0.5
(Increase) decrease in, net of acquisitions:
Accounts receivable	(5.5)	(1.5)
Inventories	16.2	(14.4)
Income taxes receivable	0.7	0.3
Other current assets	(5.0)	(7.5)
Other assets	4.8	5.8
Increase (decrease) in, net of acquisitions:
Accounts payable	(13.4)	(9.1)
Accrued expenses and other liabilities	5.3	(6.9)
Income taxes payable	2.3	1.8
Other noncurrent liabilities	(3.4)	(4.6)
Contingent consideration payments in excess acquisition date fair value	-	(2.7)
Net cash provided by operating activities	86.4	50.2
Cash flows from investing activities:
Business acquisitions, net of cash acquired	-	(114.8)
Capital expenditures	(19.6)	(25.5)
Proceeds from dispositions of property, plant and equipment	0.1	0.3
Cash settlement of forward contracts	-	0.6
Software development costs	(2.6)	(5.1)
Net cash used in investing activities	(22.1)	(144.5)
Cash flows from financing activities:
Borrowings on revolving credit facilities	38.1	175.7
Repayment of borrowings on revolving credit facilities	(64.7)	(219.0)
Borrowings on long-term non-revolving debt	126.8	160.0
Repayment of borrowings on long-term non-revolving debt	(142.2)	(16.3)
Proceeds from stock issued	1.6	1.6
Dividends to shareholders	(8.9)	(8.8)
Payment of employee tax withholding on equity award vestings	(2.5)	(2.2)
Payment of contingent consideration liability	-	(3.4)
Other financing activities	(4.7)	(1.9)
Proceeds received upon termination of Cash Flow hedge instruments	7.1	-
Net cash (used in) provided by financing activities	(49.4)	85.7
Effect of exchange rate changes on cash and cash equivalents	(0.6)	0.1
Net increase (decrease) in cash and cash equivalents	14.3	(8.5)
Cash and cash equivalents, beginning of period	32.4	43.7
Cash and cash equivalents, end of period	$46.7	$35.2

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

November 5, 2024	Page 12 of 18

HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net Sales:
Hydraulics	$129.4	$132.0	$417.5	$432.1
Electronics	65.1	69.4	208.9	210.1
Consolidated	$194.5	$201.4	$626.4	$642.2

Gross profit and margin:
Hydraulics	$40.9	$41.1	$130.3	$140.7
	31.6%	31.1%	31.2%	32.6%
Electronics	19.6	18.6	68.0	65.8
	30.1%	26.8%	32.6%	31.3%
Consolidated	$60.5	$59.7	$198.3	$206.5
	31.1%	29.6%	31.7%	32.2%

Operating income (loss) and margin:
Hydraulics	$24.2	$18.4	$69.9	$73.3
	18.7%	13.9%	16.7%	17.0%
Electronics	6.8	4.2	24.2	23.8
	10.4%	6.1%	11.6%	11.3%
Corporate and other	(8.8)	(8.8)	(25.6)	(29.1)
Consolidated	$22.2	$13.8	$68.5	$68.0
	11.4%	6.9%	10.9%	10.6%

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

November 5, 2024	Page 13 of 18

ORGANIC AND ACQUIRED NET SALES 1

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended	For the Three Months Ended			For the Nine Months Ended
	April 1,	July 1,	September 30,	December 30,	December 30,	March 30,	June 29,	September 28,	September 28,
	2023	2023	2023	2023	2023	2024	2024	2024	2024
Hydraulics
Organic	$134.0	$137.2	$121.0	$126.6	$518.8	$140.5	$145.7	$129.4	$415.6
Acquisition	13.7	15.2	11.0	7.1	47.0	1.9	-	-	1.9
Total	$147.7	$152.4	$132.0	$133.7	$565.8	$142.4	$145.7	$129.4	$417.5

Electronics
Organic	$65.5	$74.0	$67.1	$57.4	$264.0	$67.6	$73.0	$65.1	$205.8
Acquisition	-	1.2	2.3	2.3	5.8	2.0	1.2	-	3.1
Total	$65.5	$75.2	$69.4	$59.7	$269.8	$69.6	$74.2	$65.1	$208.9

Consolidated
Organic	$199.5	$211.2	$188.1	$184.0	$782.8	$208.1	$218.7	$194.5	$621.3
Acquisition	13.7	16.4	13.3	9.4	52.8	3.9	1.2	-	5.0
Total	$213.2	$227.6	$201.4	$193.4	$835.6	$212.0	$219.9	$194.5	$626.4

1 Net Sales is considered to be acquisition related until the acquisition has been included in the Company’s financial results for one full year.

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

November 5, 2024	Page 14 of 18

HELIOS TECHNOLOGIES

Net Sales by Geographic Region and Segment

(In millions)

(Unaudited)

	2024

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	YTD 2024	% Change y/y
Americas:
Hydraulics	$55.8	(4%)	$59.5	(2%)	$52.1	(6%)	$167.4	(4%)
Electronics	58.1	5%	$57.8	(9%)	$50.9	(14%)	$166.8	(6%)
Consol. Americas	113.9	1%	117.3	(5%)	103.0	(11%)	334.2	(5%)
% of total	54%		53%		53%		53%
EMEA:
Hydraulics	$45.5	(8%)	$42.8	(17%)	$36.7	(5%)	$125.0	(10%)
Electronics	6.5	(3%)	9.0	29%	6.5	14%	22.0	13%
Consol. EMEA	52.0	(7%)	51.8	(11%)	43.2	(3%)	147.0	(7%)
% of total	25%		24%		22%		23%
APAC:
Hydraulics	$41.1	2%	$43.4	7%	$40.6	8%	$125.1	6%
Electronics	5.0	35%	7.4	48%	7.7	79%	$20.1	55%
Consol. APAC	46.1	5%	50.8	12%	48.3	16%	145.2	11%
% of total	22%		23%		25%		23%
Total	$212.0	(1%)	$219.9	(3%)	$194.5	(3%)	$626.4	(2%)

	2023

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	2023	% Change y/y
Americas:
Hydraulics	$57.9	34%	$60.6	21%	$55.7	12%	$60.2	6%	$234.4	17%
Electronics	55.1	(29%)	63.2	(21%)	59.4	(9%)	48.8	2%	$226.5	(16%)
Consol. Americas	113.0	(6%)	123.8	(5%)	115.1	0%	109.0	4%	460.9	(2%)
% of total	53%		54%		57%		56%		55%
EMEA:
Hydraulics	$49.4	(7%)	$51.3	5%	$38.8	(6%)	$38.1	(12%)	$177.6	(5%)
Electronics	6.7	(43%)	7.0	(43%)	5.7	(26%)	5.8	9%	$25.2	(32%)
Consol. EMEA	56.1	(13%)	58.3	(5%)	44.5	(9%)	43.9	(10%)	202.8	(9%)
% of total	26%		26%		22%		23%		24%
APAC:
Hydraulics	$40.4	(2%)	$40.5	(8%)	$37.5	(7%)	$35.4	(12%)	$153.8	(7%)
Electronics	3.7	(73%)	5.0	(22%)	4.3	30%	5.1	104%	$18.1	(31%)
Consol. APAC	44.1	(20%)	45.5	(10%)	41.8	(4%)	40.5	(5%)	171.9	(10%)
% of total	21%		20%		21%		21%		21%
Total	$213.2	(11%)	$227.6	(6%)	$201.4	(3%)	$193.4	(1%)	$835.6	(6%)

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

November 5, 2024	Page 15 of 18

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income & Non-GAAP Adjusted Operating Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended				Twelve Months Ended
	September 28, 2024	Margin	September 30, 2023	Margin	September 28, 2024	Margin	September 30, 2023	Margin	September 28, 2024	Margin
GAAP operating income	$22.2	11.4%	$13.8	6.9%	$68.5	10.9%	$68.0	10.6%	$80.4	9.8%
Acquisition-related amortization of intangible assets	7.9	4.1%	8.2	4.1%	23.6	3.8%	24.7	3.8%	31.9	3.9%
Acquisition and financing-related expenses(A)	0.1	0.1%	0.5	0.2%	0.7	0.1%	3.3	0.5%	1.4	0.2%
Restructuring charges(B)	1.2	0.6%	4.8	2.4%	4.4	0.7%	9.0	1.4%	7.3	0.9%
Officer transition costs	0.8	0.4%	0.1	0.0%	1.3	0.2%	1.0	0.2%	1.7	0.2%
Acquisition integration costs (C)	-	0.0%	-	0.0%	0.3	0.0%	0.2	0.0%	0.4	0.0%
Other	-	0.0%	0.1	0.0%	0.2	0.0%	-	0.0%	0.2	0.0%
Non-GAAP adjusted operating income	$32.2	16.6%	$27.5	13.7%	$99.0	15.8%	$106.2	16.5%	$123.3	15.0%
GAAP operating margin	11.4%		6.9%		10.9%		10.6%		9.8%
Non-GAAP adjusted operating margin	16.6%		13.7%		15.8%		16.5%		15.0%
Net sales	$194.5		$201.4		$626.4		$642.2		$819.8

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

November 5, 2024	Page 16 of 18

Non-GAAP Adjusted EBITDA & Non-GAAP Adjusted EBITDA Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended				Twelve Months Ended
	September 28, 2024	Margin	September 30, 2023	Margin	September 28, 2024	Margin	September 30, 2023	Margin	September 28, 2024	Margin
Net income	$11.4	5.9%	$3.5	1.7%	$34.2	5.5%	$34.1	5.3%	$37.5	4.6%
Interest expense, net	9.0	4.6%	8.7	4.3%	25.7	4.1%	22.6	3.5%	34.3	4.2%
Income tax provision	1.9	1.0%	1.5	0.7%	8.7	1.4%	10.7	1.7%	9.7	1.2%
Depreciation and amortization	16.1	8.3%	16.4	8.1%	47.8	7.6%	47.7	7.4%	63.9	7.8%
EBITDA	38.4	19.7%	30.1	14.9%	116.4	18.6%	115.1	17.9%	145.4	17.7%
Acquisition and financing-related expenses(A)	0.1	0.1%	0.5	0.2%	0.7	0.1%	3.3	0.5%	1.4	0.2%
Restructuring charges(B)	1.2	0.6%	4.8	2.4%	4.4	0.7%	9.0	1.4%	7.3	0.9%
Officer transition costs	0.8	0.4%	0.1	0.0%	1.3	0.2%	1.0	0.2%	1.7	0.2%
Acquisition integration costs (C)	-	0.0%	-	0.0%	0.3	0.0%	0.2	0.0%	0.4	0.0%
Change in fair value of contingent consideration	-	0.0%	-	0.0%	-	0.0%	0.8	0.1%	(0.9)	-0.1%
Other	0.1	0.1%	0.1	0.0%	0.2	0.0%	(0.4)	-0.1%	0.4	0.0%
Adjusted EBITDA	$40.6	20.9%	$35.6	17.7%	$123.3	19.7%	$129.0	20.1%	$155.7	19.0%
					-				-
TTM adjusted EBITDA					$123.3		$129.0		$155.7
GAAP net income margin	5.9%		1.7%		5.5%		5.3%		4.6%
EBITDA margin	19.7%		14.9%		18.6%		17.9%		17.7%
Adjusted EBITDA margin	20.9%		17.7%		19.7%		20.1%		19.0%
Net sales	$194.5		$201.4		$626.4		$642.2		$819.8

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

November 5, 2024	Page 17 of 18

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Net Income & Non-GAAP Adjusted Net Income Per Diluted Share RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 28, 2024	Per Diluted Share	September 30, 2023	Per Diluted Share	September 28, 2024	Per Diluted Share*	September 30, 2023	Per Diluted Share
GAAP net income	$11.4	$0.34	$3.5	$0.11	$34.2	$1.03	$34.1	$1.03
Amortization of intangible assets(D)	8.4	0.25	8.4	0.25	24.7	0.74	25.2	0.76
Acquisition and financing-related expenses(A)	0.1	-	0.5	0.02	0.7	0.02	3.3	0.10
Restructuring charges(B)	1.2	0.04	4.8	0.15	4.4	0.13	9.0	0.27
Officer transition costs	0.8	0.02	0.1	-	1.3	0.04	1.0	0.03
Acquisition integration costs (C)	-	-	-	-	0.3	0.01	0.2	0.01
Change in fair value of contingent consideration	-	-	-	-	-	-	0.8	0.02
Other	0.1	-	0.1	-	0.2	0.01	(0.4)	(0.01)
Tax effect of above	(2.3)	(0.07)	(3.0)	(0.09)	(7.0)	(0.21)	(8.6)	(0.26)
Non-GAAP Adjusted net income	$19.7	$0.59	$14.4	$0.44	$58.8	$1.77	$64.6	$1.96
GAAP net income per diluted share	$0.34		$0.11		$1.03		$1.03
Non-GAAP Adjusted net income per diluted share	$0.59		$0.44		$1.77		$1.96

(A) Acquisition and financing-related expenses include costs associated with our M&A activities. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and nine months ended September 28, 2024, the charges include $0.1 and $0.7 of other miscellaneous M&A costs, respectively.

(B) Restructuring activities include activities within our Hydraulics segment related to the creation of our two new Regional Operational Centers of Excellence ("CoE") which are nearing completion with work expected to be completed in 2024. We also continue to add capabilities and activities to our recently expanded Tijuana, Mexico facility to support our Electronics segment. Initial efforts have focused on circuit board assembly and wire harness production. We have also recently initiated some restructuring activities to better optimize our European regional operations. We are transitioning some manufacturing of manifolds and integrated package assembly to our Roncolo, Italy location. These activities include in part the transferring of equipment and operations between facilities. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and nine months ended September 28, 2024, the charges include non-recurring labor costs of $0.8 and $2.3 million and manufacturing relocation and other costs of $0.5 and $2.1 million, respectively.

(C) Acquisition integration activities include costs associated with integrating our recently acquired businesses, which can occur up to 18 months after acquisition date. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months ended and nine months ended September 28, 2024, the costs totaled $0.0 and $0.3 million, respectively.

(D) Amortization of intangible assets presented here includes $0.5 and $1.1 million for capitalized software development costs included within cost of sales in the income statement for the three and nine months ended September 28, 2024, respectively.

*General note: items may not foot or recalculate due to rounding

Helios Technologies Reports Third Quarter 2024 Financial Results; Operational Efficiency and Working Capital Management Initiatives Gain Traction

November 5, 2024	Page 18 of 18

HELIOS TECHNOLOGIES

Non-GAAP Net Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Q3 2024 Net Sales	$129.4	$65.1	$194.5	$417.5	$208.9	$626.4
Impact of foreign currency translation(E)	(0.6)	-	(0.6)	0.5	0.1	0.6
Net Sales in constant currency	128.8	65.1	193.9	418.0	209.0	627.0
Less: Acquisition related sales	-	-	-	(1.9)	(3.1)	(5.0)
Organic sales in constant currency	$128.8	$65.1	$193.9	$416.1	$205.9	$622.0

Q3 2023 Net Sales	$132.0	$69.4	$201.4	$432.1	$210.1	$642.2

Net sales growth	-2%	-6%	-3%	-3%	-1%	-2%
Net sales growth in constant currency	-2%	-6%	-4%	-3%	-1%	-2%
Organic net sales growth in constant currency	-2%	-6%	-4%	-4%	-2%	-3%

(E) The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

As of
September 28, 2024
Current portion of long-term non-revolving debt, net	17.6
Revolving lines of credit	177.9
Long-term non-revolving debt, net	287.9
Total debt	483.4
Less: Cash and cash equivalents	46.7
Net debt	436.7

TTM adjusted EBITDA	155.7
Ratio of net debt to TTM adjusted EBITDA	2.8

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted net income per diluted share and sales in constant currency are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share disclosed above in our 2024 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.